For additional information, contact:

Kelly Blough	Colleen Nichols
SonicWALL, Inc. Investor Relations	SonicWALL, Inc. Media Relations
+ 1 (408) 962-6329	+1 (408) 962-6131
kblough@sonicwall.com	cnichols@sonicwall.com

SonicWALL Reports Fourth Quarter and Fiscal Year 2007 Financial Results

Company Reports Continued Strong Cash Flow and Deferred Revenue Growth

SUNNYVALE, Calif., February 6, 2008 - SonicWALL, Inc. (NASDAQ: SNWL), today reported strong performance in the quarter ended December 31, 2007, with revenue of $56.0 million, representing 20% growth over the fourth quarter of 2006 and 10% growth over the third quarter of 2007. The Company shipped 53,000 revenue units in the quarter compared to 47,000 in the prior quarter. Deferred revenue increased $9.8 million in the fourth quarter, and cash flow from operations was $17.2 million.

Net earnings for the fourth quarter of 2007 calculated in accordance with U.S. generally-accepted accounting principles (GAAP) were $23.0 million, or $0.35 per diluted share.  GAAP net earnings for the fourth quarter of 2007 reflect a one-time, positive tax benefit of $24 million related to the partial release of a valuation allowance against net deferred tax assets.  In comparison, GAAP net earnings for the fourth quarter of 2006 were $442,000, or $0.01 per diluted share.

Non-GAAP net earnings for the fourth quarter of 2007 were $3.9 million or $0.06 per diluted share.  In comparison, non-GAAP net earnings for the fourth quarter of 2006 were $6.0 million, or $0.09 per diluted share.  Non-GAAP net income excludes amortization of purchased intangible assets, in-process research and development expense, restructuring charges, share-based compensation expense primarily associated with the expensing of stock options in accordance with Financial Accounting Standards No. 123R (FAS 123R), and the partial release of deferred tax asset valuation allowance..  An explanation of our use of non-GAAP measures is included in the section in this press release entitled "Use of Non-GAAP Financial Measures."

 For fiscal year 2007 SonicWALL reported revenue of $199.2 million, representing revenue growth of 13.5% over fiscal year 2006.  GAAP net earnings for fiscal year 2007 were $28.6 million, or $0.43 per diluted share, compared to a GAAP net loss of $10.8 million, or $0.17 per diluted share, in fiscal year 2006.

Non-GAAP net earnings for fiscal year 2007 were $18.8 million, or $0.28 per diluted share, compared to $14.5 million, or $0.21 per diluted share in fiscal year 2006.  Non-GAAP net income excludes amortization of purchased intangible assets, in-process research and development expense, restructuring charges, share-based compensation expense primarily associated with the expensing of stock options in accordance with Financial Accounting Standards No. 123R (FAS 123R), and the partial release of deferred tax asset valuation allowance.  An explanation of our use of non-GAAP measures is included in the section in this press release entitled "Use of Non-GAAP Financial Measures."

"The fourth quarter represented a strong end to a successful year at SonicWALL,” said Matt Medeiros, CEO of SonicWALL.  “Our dedication to developing a complete line of innovative and affordable solutions for our partners and customers has yielded great results, and we are now positioned to be a credible alternative to the status quo of high-cost, complex security systems.”

Continued Share Repurchase

During the fourth quarter SonicWALL spent $20.5 million to repurchase 2.1 million shares of its common stock on the open market, bringing the total number of shares repurchased to 16.2 million for a total cost of approximately $121 million.  There is $79 million remaining under the total current share repurchase authorization of $200 million.

Guidance for Q1 2008

SonicWALL expects first quarter 2008 revenue to be in the range of $54.0 million to $56.0 million.  The Company expects non-GAAP gross margin to be in the range of 70% to 71% of revenue.

SonicWALL expects earnings per share in the first quarter of 2008 to be in the range of $0.02 to $0.04 per diluted share on a non-GAAP basis. On a GAAP basis, inclusive of a total of approximately $4.4 million, before taxes, in combined amortization of purchased intangibles assets, and share-based compensation expense, the Company expects loss per share to be in the range of $0.02 to $0.04.  Share-based compensation expense associated with the expensing of stock options is estimated to be approximately $3.4 million for the first quarter of 2008.

This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.

Conference Call

A conference call to discuss fourth quarter and fiscal year 2007 results will take place today, February 6, 2008, 1:30 p.m. PT (4:30 p.m. ET).  SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Rob Selvi will host the call.  A web cast of the live call can be accessed at http://www.sonicwall.com/us/company/2518.html.  A replay of the call will be available beginning at approximately 5:00 p.m. PT (8:00 p.m. ET) today at the Company's website or by telephone through February 13, 2008 at (800) 642-1687 (domestic) or (706) 645-9291 (international).  Conference ID number is 30447133.

About SonicWALL, Inc.

Founded in 1991, SonicWALL, Inc. designs, develops and manufactures comprehensive network security, email security, secure remote access, and continuous data protection solutions. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of results of operations.  These non-GAAP results are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses.  The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL's operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.  The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Cautionary Note Regarding Forward-looking Statements

Certain statements in this press release are “forward-looking statements.”  The forward-looking statements include without limitation statements regarding our expected revenue for the first quarter of 2008; GAAP and non-GAAP earnings per share for the first quarter of 2008; non-GAAP gross margin for the first quarter of 2008; our estimate of share-based compensation expense for the first quarter 2008 associated with the expensing of stock options in accordance with FAS123R;  and the  strength of SonicWALL’s solution based business strategy.  These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  Factors that could affect SonicWALL's actual results include, but are not limited to, increased competition in each of the geographic areas in which we do business; exchange rate fluctuations; global macroeconomic and geopolitical conditions; increased competition across all of the market segments in which SonicWALL participates; new product and service introductions by our competitors; significant turnover of our key employees; and unpredictability in the rate of growth of spending of our customers for products and services that SonicWALL provides. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward- looking statements, please see the "Risk Factors" described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2006 and our interim reports on Form 10-Q for quarterly periods thereafter.  All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

NOTE: SonicWALL is a registered trademark of SonicWALL, Inc.  Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

SonicWALL, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenue:
Product	$27,295	$24,917	$98,936	$92,797
License and service	28,719	21,794	100,263	82,741
Total revenue	56,014	46,711	199,199	175,538
Cost of revenue:
Product	11,840	10,487	40,555	39,164
License and service	4,745	3,257	15,894	12,287
Amortization of purchased technology	717	963	2,232	5,387
Total cost of revenue	17,302	14,707	58,681	56,838
Gross profit	38,712	32,004	140,518	118,700
Operating expenses:
Research and development	10,479	8,191	39,410	33,670
Sales and marketing	23,194	16,789	77,741	71,256
General and administrative	5,632	5,116	21,473	20,324
Amortization of purchased intangible assets	302	419	715	2,721
Restructuring charges	-	—	-	1,409
In-process research and development	-	—	1,930	1,580
Total operating expenses	39,607	30,515	141,269	130,960
Income (loss) from operations	(895)	1,489	(751)	(12,260)
Interest income and other expense, net	2,926	2,783	11,771	9,713
Income (loss) before income taxes	2,031	4,272	11,020	(2,547)
Benefit (provision) for income taxes	20,974	(3,830)	17,601	(8,206)
Net income (loss)	$23,005	$442	$28,621	$(10,753)
Net income (loss) per share:
Basic	$0.37	$0.01	$0.45	$(0.17)
Diluted	$0.35	$0.01	$0.43	$(0.17)
Shares used in computing net income (loss) per share:
Basic	62,678	65,855	64,305	65,117
Diluted	66,141	69,174	67,099	65,117

SonicWALL, Inc.
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding Amortization of Purchased Intangible Assets
Restructuring Charges, Share-Based Compensation, In-Process Research and Development,
and Partial Release of Deferred Tax Asset Valuation Allowance
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenue:
Product	$27,295	$24,917	$98,936	$92,797
License and service	28,719	21,794	100,263	82,741
Total revenue	56,014	46,711	199,199	175,538
Cost of revenue:
Product	11,747	10,352	40,178	38,694
License and service	4,708	3,216	15,747	12,143
Total cost of revenue	16,455	13,568	55,924	50,837
Gross profit	39,559	33,143	143,275	124,701
Operating expenses:
Research and development	9,428	7,289	34,768	29,302
Sales and marketing	22,062	15,441	72,917	66,297
General and administrative	4,786	3,745	17,486	15,850
Total operating expenses	36,276	26,475	125,171	111,449
Income from operations	3,283	6,668	18,104	13,252
Interest income and other expense, net	2,926	2,783	11,771	9,713
Income before income taxes	6,209	9,451	29,875	22,965
Provision for income taxes	(2,297)	(3,497)	(11,054)	(8,497)
Non-GAAP net income	$3,912	$5,954	$18,821	$14,468
Non-GAAP net income per share:
Basic	$0.06	$0.09	$0.29	$0.22
Diluted	$0.06	$0.09	$0.28	$0.21
Shares used in computing net income per share:
Basic	62,678	65,855	64,305	65,117
Diluted	66,141	69,174	67,099	68,010

SonicWALL, Inc.
RECONCILIATION of GAAP to NON-GAAP NET INCOME (LOSS)
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

Non-GAAP net income	$3,912	$5,954	$18,821	$14,468

Share-based compensation expense	(3,159)	(3,797)	(13,976)	(14,415)
Amortization of purchased intangible assets	(1,019)	(1,382)	(2,948)	(8,108)
Restructuring charges	-	-	-	(1,409)
In-process research and development	-	-	(1,930)	(1,580)
Tax effect of adjustments and release of valuation allowance	23,271	(333)	28,654	291
Net effect of pro forma adjustments	19,093	(5,512)	9,800	(25,221)

Net income (loss)	$23,005	$442	$28,621	$(10,753)

Diluted Non-GAAP net income per share	$0.06	$0.09	$0.28	$0.22
Diluted net income (loss) per share	$0.35	$0.01	$0.43	$(0.17)

SonicWALL, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2007	2006 (1)
	(Unaudited)
	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$33,324	$25,927
Short-term investments	195,647	209,251
Accounts receivable, net	26,255	23,205
Inventories	6,057	5,210
Deferred tax assets	11,107	-
Prepaid expenses and other current assets	9,447	10,888
Total current assets	281,837	274,481

Property and equipment, net	9,357	4,085
Goodwill	138,753	130,399
Deferred tax assets	16,367	-
Purchased intangibles and other assets, net	26,321	7,326
Total assets	$472,635	$416,291

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$10,875	$6,677
Accrued payroll and related benefits	20,388	13,593
Other accrued liabilities	7,355	10,062
Deferred revenue	88,818	61,622
Total current liabilities	127,436	91,954

Other accrued liabilities, non-current	5,076	-
Deferred revenue, non-current	12,419	6,269
Total liabilities	144,931	98,223

Shareholders' Equity:
Common Stock, no par value	446,431	453,409
Accumulated other comprehensive loss, net	(2,284)	(1,197)
Accumulated deficit	(116,443)	(134,144)
Total shareholders' equity	327,704	318,068
Total liabilities and shareholders' equity	$472,635	$416,291

(1) December 31, 2006 balances have been derived from the audited financial statements as of the same date.

SonicWALL, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Cash flows from operating activities:
Net cash provided by operating activities	$17,181	$4,206	$63,690	$33,572
Cash flows from investing activities:
Purchase of intangibles, property and equipment	(4,281)	(992)	(9,281)	(3,378)
Cash paid for acquisitions, net of cash acquired	-	-	(25,269)	(29,501)
Change in restricted cash in escrow	(1,428)	3,335	(1,379)	(1,296)
Maturity and sale of short-term investments, net of purchases	1,446	(4,694)	12,517	(11,233)
Net cash used in investing activities	(4,263)	(2,351)	(23,412)	(45,408)
Cash flows from financing activities:
Issuance of common stock under employee stock options and purchase plans	9,851	1,926	17,035	16,269
Repurchase of common stock	(20,489)	(11,982)	(49,916)	(21,099)
Net cash used in financing activities	(10,638)	(10,056)	(32,881)	(4,830)
Net increase (decrease) in cash and cash equivalents	2,280	(8,201)	7,397	(16,666)
Cash and cash equivalents at beginning of period	31,044	34,128	25,927	42,593
Cash and cash equivalents at end of period	$33,324	$25,927	$33,324	$25,927